REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors,
Zapata Corporation:

We have audited the accompanying combined balance sheet of Zapata Energy Industries, a wholly-owned group of subsidiaries of Zapata Corporation (See Note 1), as of September 30, 1994 and the related combined statements of income, cash flows and stockholder's equity for the eleven months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Zapata Energy Industries as of September 30, 1994 and the combined results of their operations and their cash flows for the eleven months then ended, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.
Houston, Texas
December 16, 1994, except as to Note 13, as to which the date is August 24, 1995

ZAPATA ENERGY INDUSTRIES

COMBINED BALANCE SHEET
SEPTEMBER 30, 1994 (IN THOUSANDS)

                                ASSETS

Current assets:
  Cash                                                          $  1,678
  Receivables, net of allowance of $50                            11,389
  Inventories                                                     17,629
                                                                --------
    Total current assets                                          30,696
                                                                --------
Goodwill, net                                                     18,885
                                                                --------
Other assets                                                         549
                                                                --------
Property and equipment, net                                       52,496
                                                                --------
Total assets                                                    $102,626
                                                                --------
                                                                --------
                  LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                              $  2,745
  Accrued liabilities                                              3,995
  Current maturities of long-term debt                                94
                                                                --------
     Total current liabilities                                     6,834
                                                                --------
Long-term debt                                                    15,106
                                                                --------
Deferred income taxes                                              1,422
                                                                --------
Due to parent                                                     55,677
                                                                --------
Commitments and contingencies (Note 10)
Stockholder's equity:
  Common stock ($1.00 par value) authorized, issued and
   outstanding: 3,000 shares                                           3
  Capital in excess of par value                                  20,787
  Reinvested earnings                                              2,797
                                                                --------
                                                                  23,587
                                                                --------
     Total liabilities and stockholder's equity                 $102,626
                                                                --------
                                                                --------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

ZAPATA ENERGY INDUSTRIES

COMBINED INCOME STATEMENT
ELEVEN MONTHS ENDED SEPTEMBER 30, 1994 (IN THOUSANDS)

Revenues                                                         $72,522
                                                                 -------
Expenses:
  Operating                                                       52,768
  Depreciation and amortization                                    4,867
  Selling, general and administrative                              6,917
                                                                 -------
                                                                  64,552
                                                                 -------
Operating income                                                   7,970

Interest expense, net                                             (3,124)
                                                                 -------
Income before income taxes                                         4,846

Provision for income taxes                                         2,049
                                                                 -------
Net income                                                       $ 2,797
                                                                 -------
                                                                 -------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

ZAPATA ENERGY INDUSTRIES

COMBINED STATEMENT OF CASH FLOWS
ELEVEN MONTHS ENDED SEPTEMBER 30, 1994 (IN THOUSANDS)

Cash flow provided (used) by operating activities:
  Net income                                                    $  2,797
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                  4,867
    Deferred taxes                                                 1,363
    Changes in assets and liabilities:
      Receivables                                                 (2,064)
      Inventories                                                    175
      Accounts payable and accrued liabilities                     1,026
      Other assets and liabilities                                  (313)
                                                                --------
         Total adjustments                                         5,054
                                                                --------
         Net cash provided by operating activities                 7,851
                                                                --------
Cash flow used by investing activities:
  Capital expenditures                                            (8,638)
  Business acquisitions, net of cash acquired                    (73,222)
                                                                --------
         Net cash used by investing activities                   (81,860)
                                                                --------
Cash flow used by financing activities:
  Borrowings                                                      15,000
  Principal payments of long-term obligations                       (120)
  Proceeds from issuance of common stock
     to Parent                                                    20,790
  Repayments to Parent                                           (15,886)
  Advances from Parent                                            55,903
                                                                --------
         Net cash used by financing activities                    75,687
                                                                --------
Net decrease in cash and cash equivalents                          1,678
Cash and cash equivalents at beginning of period                       0
                                                                --------
Cash and cash equivalents at end of period                      $  1,678
                                                                --------
                                                                --------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

ZAPATA ENERGY INDUSTRIES

COMBINED STATEMENT OF STOCKHOLDER'S EQUITY
IN THOUSANDS

                                               CAPITAL IN
                                     COMMON   EXCESS OF PAR   REINVESTED
                                     STOCK        VALUE        EARNINGS
Balance at November 1, 1993:
  Zapata Rentals, Inc.                  $1       $ 1,787            -
  Zapata Compression Investments, Inc.   1        10,500            -
  Energy Industries, Inc.                1         8,500            -
                                        --       -------          ------
                                        $3       $20,787            -
                                        --       -------          ------
Net income                               -          -             $2,797
                                        --       -------          ------
Balance at September 30, 1994           $3       $20,787          $2,797
                                        --       -------          ------
                                        --       -------          ------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

ZAPATA ENERGY INDUSTRIES
NOTES TO THE COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION

   The combined financial statements of Zapata Energy Industries ("Zapata Energy Industries" or the "Company") are comprised of Zapata Rentals, Inc., Zapata Compression Investments, Inc. and Energy Industries, Inc., three wholly-owned subsidiaries of Zapata Corporation ("Zapata"). The financial statements are presented on a combined basis because their business activities are performed as one entity. The Company is engaged in the business of renting, fabricating, selling, and servicing natural gas compressor packages used in the oil and gas industry. The Company is headquartered in Corpus Christi, Texas and maintains a network of fifteen sales and service offices in the surrounding four state area. In 1993, Zapata Energy Industries was formed and acquired certain natural gas compression businesses (See Note 2).

   BASIS OF PRESENTATION

   The combined financial statements of Zapata Energy Industries include the results for the eleven months ended September 30, 1994. All significant intercompany transactions and account balances have been eliminated.

   PROPERTY AND EQUIPMENT

   Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of assets, determined as of the date of acquisition, are as follows:

                                                          USEFUL LIVES
                                                             (YEARS)
         Natural gas compressors                               15
         Building and leasehold improvements                   20
         Furniture, machinery and compressor casting molds      7
         Computers and transportation equipment                 5

   Repairs and maintenance are charged to expense as incurred and major renewals and betterments are capitalized. Upon the sale or retirement of equipment, the cost of the equipment disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in results from operations.

   INVENTORIES

   Inventories are stated at the lower of cost or market. Cost is determined using the moving average method for parts inventories. The cost of major component inventories is determined by using specific identification.

   GOODWILL

   Goodwill represents the excess of the cost of an acquisition over fair value of net assets acquired. Goodwill is evaluated annually for impairment based upon undiscounted cash flows and reduced to net realizable value if necessary. Goodwill is amortized using the straight-line method over the estimated benefit period of 40 years.

   EQUIPMENT UNDER OPERATING LEASES AND HELD FOR LEASE

   The Company leases certain equipment to customers under agreements that contain an option to purchase the equipment at any time. The option amount is computed based on the original purchase price, less payments received, plus interest and insurance during the period from the inception of the lease to the date the option is exercised. The lease payments are generally computed to pay-out the original purchase price plus interest over approximately 36 months. Leases with noncancelable lease terms greater than 18 months are considered sales-type leases because by the end of the original lease term, the option price is expected to be lower than the equipment's fair market value. Equipment leased under agreements with noncancelable lease terms of less than 18 months and those which do not include a purchase option are accounted for as operating leases and included in the rental fleet in property and equipment. Rental equipment is depreciated over its estimated useful life.

   CONCENTRATION OF CREDIT RISK

   The Company sells, leases, and rents gas compressors to customers in the oil and gas industry. The Company generally does not require collateral. However, cash prepayments and security deposits are required for accounts with indicated credit risks. The Company also bills for progress payments from time to time on large long-term construction projects. The
   Company maintains reserves for potential losses, and credit losses have been within management's expectations.

   At September 30, 1994, the Company had cash deposits concentrated primarily in one bank.

   REVENUE

   Revenues are recognized as services are performed, or as parts or equipment deliveries are made. In some cases, revenue is recognized on large compressor equipment construction when the project is completed, but before the equipment is actually shipped. This practice occurs when a customer agrees to take delivery and pay for the equipment, but is not yet ready to take possession of the equipment. Zapata Energy Industries provides a limited warranty on certain equipment and services. The warranty period varies depending on the equipment sold or service performed. A liability for performance under warranty obligations is accrued based upon the nature of the warranty and historical experience.

   Revenues are recognized on rental contracts as rental equipment is provided. Most rental contracts have an initial contract term of six to twelve months and then continue on a month-to-month basis.

   INCOME TAXES

   The Company is included in Zapata's consolidated U.S. federal income tax return, however, income tax effects are reflected on a separate company basis for financial reporting purposes. The Company's method of accounting for income taxes recognizes deferred tax liabilities and assets based on the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using currently enacted tax rates.

2. ACQUISITION

   In November 1993, Zapata Energy Industries purchased the natual gas compression business of Energy Industries, Inc. and Zapata Energy Industries L.P. (the "Acquisition"). Total consideration paid was $90.2 million consisting of $74.5 million in cash and 2.7 million shares of Zapata's Common Stock. Additionally, the Company incurred approximately $2.0 million in fees associated with the Acquisition. Zapata Energy Industries accounted for the acquisition using the purchase method of accounting and recorded $19.3 million of goodwill in connection therewith.

   The following assets and liabilities were acquired in connection with the Acquisition effective November 1, 1993 (in millions):


     Cash..................................................   $ 3.5
     Receivables...........................................     9.3
     Inventory.............................................    16.2
                                                              -----
                                                               29.0
     Goodwill & other assets...............................    19.7
     Property & equipment, net.............................    49.6
                                                              -----
                                                              $98.3
                                                              -----
                                                              -----
    Current liabilities...................................    $ 5.8
    Long-term debt........................................       .2
                                                              -----
                                                              $ 6.0
                                                              -----
                                                              -----

3. INVENTORIES

   The Company maintains inventories to support package fabrication in the Corpus Christi, Texas headquarters, as well as repair and maintenance operations in the branch offices. Inventories as of September 30, 1994 are comprised of the following components (in thousands):

            Major fabrication components           $ 3,908
            Parts to support fabrication             7,422
            Parts to support field service           4,291
            Used parts and equipment                 1,809
            Labor in process                           199
                                                   -------
                                                   $17,629
                                                   -------
                                                   -------

4. PROPERTY, PLANT AND EQUIPMENT

   Upon the Acquisition, the Company increased the net book value of property, plant and equipment by $22.5 million to reflect the estimated fair market value of the rental fleet and land and facilities at the date of the Acquisition. Property, plant and equipment as of September 30, 1994 are comprised as follows (in thousands):

               Rental fleet                              $49,760
               Patterns and forms                            145
               Leasehold Improvements                        899
               Furniture and fixtures                        212
               Computer equipment                            942
               Machinery and equipment                     1,303
               Buildings                                   2,376
               Land                                        1,024
                                                         -------
                                                          56,661
               Less accumulated depreciation              (4,165)
                                                         -------
                                                         $52,496
                                                         -------
                                                         -------


   Depreciation expense for the eleven months ended September 30, 1994 was $4,201,000.

5. GOODWILL

   Goodwill as of September 30, 1994 is summarized as follows (in thousands):

               Goodwill                                  $19,328
               Accumulated amortization                     (443)
                                                         -------
                                                         $18,885
                                                         -------
                                                         -------

   Amortization expense for goodwill totaled $443,000 for the eleven months ended September 30, 1994.

6. ACCRUED LIABILITIES


   Accrued liabilities as of September 30, 1994 are summarized as follows (in thousands):

               State Income Taxes                         $  425
               Accrued Payroll                             1,279
               Ad Valorem Taxes                              375
               Accrued Warranty                              250
               Other Accrued Liabilities                   1,666
                                                         -------
                                                          $3,995
                                                         -------
                                                         -------

7. DEBT

   At September 30, 1994, the Company's debt consisted of the following (in thousands):

      Texas Commerce Bank revolving/term credit facility,
       interest at prime or Eurodollar rates, 7.75% at
       September 30, 1994, due in quarterly installments
       beginning in 1997 through 1999, collateralized by
       certain compression assets                        $15,000
      Other debt at 7.7%                                     200
                                                         -------
         Total debt                                       15,200
      Less current maturities                                 94
                                                         -------
         Long-term debt                                  $15,106
                                                         -------
                                                         -------

   At September 30, 1994, the Company maintained a line of credit with Texas Commerce Bank. This credit agreement provides the Company with a $30 million revolving credit facility that converts after two years to a three year amortizing term loan. The debt bears interest at a variable rate, adjusted periodically based on prime or Eurodollar interest rate.

   Pursuant to the credit agreement, the Company has agreed to maintain certain financial covenants and to limit additional indebtedness, dividends, dispositions and acquisitions. The amount of restricted net assets for the Company at September 30, 1994 was approximately $65.0 million. Additionally, the Company's ability to transfer funds to Zapata was limited to $5.0 million at September 30, 1994.

   The estimated fair value of total long term debt at September 30, 1994 approximates book value.

   ANNUAL MATURITIES

   The annual maturities of long-term debt for the five years ending September 30, 1999 are as follows (in thousands):

             1995    1996      1997     1998    1999

             $94     $105     $5,001   $5,000  $5,000

8. CASH FLOW INFORMATION

   For purposes of the statement of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

   Net cash provided by operating activities reflects cash payments of interest and income taxes.

      Cash paid during the eleven months ended September 30, 1994 for interest was $70,000.

9. INCOME TAXES

   The Company's method of accounting for income taxes recognizes deferred tax assets and liabilities based on the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credit carryforwards for tax purposes.

   The Company's provision for income tax expense, computed on a separate company basis, consisted of the following (in thousands):

                     Current
                      State                  $  375
                      U.S.                      311
                     Deferred
                      U.S.                    1,363
                                             ------
                                             $2,049
                                             ------
                                             ------

                                      11

   The provision for deferred taxes results from temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes. The sources and income tax effects of these differences for the eleven months ended September 30, 1994 were as follows (in thousands):

      Book depreciation less than tax depreciation       $1,545
      Book reserves not deductible for tax purposes         (24)
      Changes to tax carryforwards and other               (158)
                                                         ------
                                                         $1,363
                                                         ------
                                                         ------

   The following table reconciles the income tax provisions computed using the U.S. statutory rate of 34% to the provisions reflected in the financial statements (in thousands):

      Taxes at statutory rate                            $1,647
      State taxes, net of federal benefit                   247
      Other                                                 155
                                                         ------
                                                         $2,049
                                                         ------
                                                         ------

   Temporary differences and tax credit carryforwards that gave rise to significant portions of deferred tax assets and liabilities as of September 30, 1994 are as follows (in thousands):

      Deferred tax assets:
        Book reserves not yet deductible                  $  215
        Other                                                 97
                                                         -------
           Total deferred tax assets                         312
                                                         -------
      Deferred tax liabilities:
        Property and equipment                            (1,601)
        Other                                               (133)
                                                         -------
           Total deferred tax liabilities                  1,734
                                                         -------
           Net deferred tax liability                    $(1,422)
                                                         -------
                                                         -------

10. COMMITMENTS AND CONTINGENCIES

   SALES-TYPE LEASE RECEIVABLES

   Zapata Energy Industries provides a capital lease financing option to its customers. Future minimum lease payments receivable under sales-type leases are due as follows: $3,769,000 in 1995, $241,000 in 1996 and $77,000 in 1997;
   deferred interest totaling $51,000 is included in these amounts. Zapata Energy Industries periodically sells a portion of its lease receivables to third party financiers. Certain of these receivables are sold with partial recourse to the Company. At September 30, 1994, the total amount of recourse to the Company on the unpaid balance of all previously sold receivables was $1.7 million. During the eleven months ended September 30, 1994, the Company sold a total of $8.3 million of these receivables. To date, the Company has not experienced any significant recourse losses.

   OPERATING LEASES RECEIVABLE

   The Company maintains a fleet of natural gas compressor packages for rental under operating leases. At September 30, 1994, the net book value of such property was $46.3 million (accumulated depreciation totaled $3.5 million). Future minimum lease payments receivable under remaining noncancelable operating leases as of September 30, 1994 are as follows:
   $3,256,000 in 1995, $782,000 in 1996 and $190,000 in 1997.

   OPERATING LEASES PAYABLE

   The Company leases certain buildings and equipment under noncancelable operating leases. Future minimum payments under these operating lease obligations aggregate $1.3 million, and for the four years ending September 30, 1998 are:

                              1995    1996    1997    1998

         Lease obligations    $487    $414    $309    $102

   Rental expenses for operating leases were $ 533,000 for the eleven months ending September 30, 1994.

   CLAIMS AND LITIGATION

   The Company is defending various claims and litigation arising from operations. In the opinion of management, uninsured losses, if any, resulting from these matters will not have a material adverse effect on the Company's results of operations or financial position.

   FOREIGN REPRESENTATION

   The Company entered into a contract with Atlas Copco to represent Zapata Energy Industries in countries and markets where the Company did not have sales contracts or convenient access. Atlas Copco receives a commission on sales that Energy Industries makes internationally, whether they made the initial sales contact or not. The contract specifically excludes sales to Canada or Mexico. The contract is in effect until July 15, 1998 and renews automatically for successive one year terms unless terminated by one of the parties in advance.

   Zapata Energy Industries is also under contract with a former affiliate company, Energy Industries LTD, located in Calgary, Alberta, Canada.
   Pursuant to this agreement, Zapata Energy Industries is required to supply Energy Industries LTD with proprietary compressor components used in the fabrication of gas compressor packages. Also, according to this agreement, Energy Industries LTD cannot buy similar components from other manufacturers. The companies also are bound by non-compete agreements in each other's respective country. This agreement remains in effect through 1996, after which time, Zapata Energy Industries will be obligated to sell compressor components to Energy Industries LTD until 2002, but not on an exclusive basis in Canada. In addition, after 1996 either company may compete in the other's country for sales of new compressor packages or any other product or service.


11. RELATED PARTY TRANSACTIONS

   Zapata Energy Industries purchases Caterpillar engines and parts from Holt Company of Texas, a corporation owned by the CEO of Zapata Energy Industries, and a major stockholder and a director of Zapata. During 1994, Zapata Energy Industries purchased $7.3 million of parts and engines from Holt Company of Texas. At September 30, 1994, Zapata Energy Industries owed the Holt Company $663,000 related to these purchases.

   The Company's interest expense includes an allocation of interest expense from Zapata totaling $3,384,000 for the eleven months ended September 30, 1994. Interest expense of Zapata that was not directly attributable to or related to other operations of Zapata was allocated to the Company based on net assets. Additionally, Zapata performs certain administrative functions for Zapata Energy Industries including insurance policy placement, income tax and legal support. These costs are charged to Zapata Energy Industries based upon costs incurred in support of these activities.



12. PROFIT SHARING PLAN

   All qualified employees of the Company are covered under the Energy Industries, Inc. Profit Sharing Plan. The Company matches an employee's voluntary contribution on a dollar-for-dollar basis, up to 2% of the employee's gross payroll. The Company can also elect to make an annual contribution to the plan based on profits. These contributions are allocated to the participants based on gross payroll. Contributions of $163,512 were made under this discretionary profit sharing feature of the plan for the eleven months ended September 30, 1994.

13. SUBSEQUENT EVENTS

   In January 1995, Zapata Energy Industries sold its heat exchanger division, located in Garland, Texas. The heat exchanger division manufactured one of the integral components of the gas compressor package, the "cooler" or "heat exchanger". The Company received $1,470,000, and entered into an alliance agreement structured to provide Zapata Energy Industries with the heat exchangers necessary to perform its fabrication operations. As part of the consideration of the sale, Zapata Energy Industries received a $725,000 credit to be used against future purchases over the next five years at a rate of 10% off of normal invoice price. Approximately $5.5 million in revenues and approximately $471,000 in operating income, included in the Company's results for the eleven months ended September 30, 1994, was attributable to the heat exchanger division.

   During February 1995, the Company acquired the rental fleet of J-Brex Company for $725,000. Fourteen active rental units were acquired in this transaction, and the Company entered into a three-year agreement which affords the Company the right of first refusal on these and any future compressors J-Brex may need.

   In April 1995, Zapata Energy Industries acquired the forty-four unit rental fleet of Mountain Front Pipeline Company, Inc. Zapata Energy Industries purchased these units for $2.7 million, and entered into an agreement with Mountain Front, which affords the Company exclusive rights for these and any future compressors for a period of up to thirty months.

   On June 30, 1995, Zapata announced that it had entered into an agreement to sell the assets of Zapata Energy Industries for $130 million to Enterra Corporation. The agreement is subject to the signing of a definitive agreement containing customary representations and warranties and indemnification provisions and certain government approvals.

   As of June 1995, the Company was not in compliance with certain cash flow loan covenants related to long term debt. The Company has requested and expects to receive a waiver related to this incident of non-compliance.

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